UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2023, C-Bond Systems, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Apex Protect GPS, LLC (the “Buyer”), a Texas limited liability company, whereby the Company agreed to sell its C-Bond nanoShield™ business, including intangible assets, intellectual property, work in process, furniture, fixtures, equipment, inventory and other physical assets of the Company’s C-Bond nanoShield division (the “Assets”) to the Buyer for a purchase price of $4,000,000 in cash (the “Transaction”). The Transaction closed on May 8, 2023.

The Assets were sold and transferred to buyer by means of (i) with respect to the physical assets, a Bill of Sale”); and (ii) with respect to intangible assets or intellectual property, a Patent and Trademark Assignment Agreement in the form attached hereto as Exhibit 10.1, a Patent and Know-How License Agreement in the form attached hereto as Exhibit 10.2, and a Patent License-Back Agreement in the form attached hereto as Exhibit 10.3.

The APA contains customary representations, warranties, and covenants by each party including, among other things, that no bankruptcy or similar insolvency proceeding under state or federal law has been filed, or is currently being contemplated, with respect to the Company; that the Company has provided the Seller a true and accurate list of each of the following items of Intellectual Property which comprises a part of the Assets, including, among other things, patents and trademarks (the “Sold Intellectual Property”); and that the Company has good, valid, and legal title to, and is the sole and exclusive owner of all rights, title and interest in and to, the Sold Intellectual Property, free and clear of all liens.

Under the terms of the APA, the Parties entered into a Patent and Trademark Assignment Agreement, whereby the Company conveyed, transferred, and assigned to Buyer, among other assets, the C-Bond nanoShield trademark (the “Trademark”) and U.S. Patent No. 11,155,491 B2 (the “C-Bond nanoShield Patent”), and the Company agreed to execute and deliver an assignment of the Trademark and C-Bond nanoShield Patent, for recording with governmental authorities including, but not limited to, the U.S. Patent and Trademark Office.

The Parties also entered into a Patent and Know-How License Agreement whereby the Company granted to the Buyer a non-transferable, non-sub-licensable, exclusive right and license to four patents owned by the Company and licensed know-how to make, have made, use, offer to sell, sell and import glass and other products and components used in or in relation to the manufacture and operation of civilian, agricultural or military vehicles and equipment (the “Licensed Product”) in the United States and its legal territories.

Lastly, the Parties entered into a Patent License-Back Agreement whereby the Buyer agreed to grant to the Company a perpetual, non-exclusive, worldwide, royalty-free, non-transferable, non-sublicensable license to the C-Bond nanoShield Patent, for all uses and applications except for any that involve, market to, sell to, do business with, provide related goods or services to, or are consumed by any uses and applications of the patented technology within the civilian or military automotive, vehicle and/or transportation industry. The Patent License-Back Agreement also stipulates that all improvements made by either Party to the technology covered by the C-Bond nanoShield Patent shall be owned by the Buyer. In the event that the Company desires to utilize such improvements to the C-Bond nanoShield Patent made by either Party, the Parties hereby agree that they will negotiate in good faith a separate license agreement having pricing and other terms and conditions that are mutually acceptable to both Parties.

The discussion herein regarding the APA, the Patent and Trademark Assignment Agreement, the Patent and Know-How License Agreement, and the Patent License-Back Agreement are qualified in its entirety by reference to the APA, the Patent and Trademark Assignment Agreement, the Patent and Know-How License Agreement, and the Patent License-Back Agreement attached hereto as Exhibits 2.1, 10.1, 10.2, and 10.3, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 8, 2023, the Company closed the APA with the Buyer. The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the APA is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement dated May 8, 2023, by and among C-Bond Systems, Inc. and Apex Protect GPS, LLC
10.1	Form of Patent and Trademark Assignment Agreement dated May 8, 2023, by and between C-Bond Systems, Inc. and Apex Protect GPS, LLC
10.2	Form of Patent and Know-How License Agreement dated May 8, 2023, by and between C-Bond Systems, Inc. and Apex Protect GPS, LLC
10.3	Form of Patent License-Back Agreement dated May 8, 2023, by and between C-Bond Systems, Inc. and Apex Protect GPS, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: May 12, 2023	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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